UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2020

SPIRIT REALTY CAPITAL, INC.
SPIRIT REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(Spirit Realty Capital, Inc.)		(Spirit Realty Capital, Inc.)

Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972)
476-1900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common Stock, $0.05 par value per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	SRC-A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR §
240.12b-2).

Spirit Realty Capital, Inc.	Emerging growth company ☐
Spirit Realty, L.P.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spirit Realty Capital, Inc. ☐	Spirit Realty, L.P. ☐

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” or the “Company” refer to Spirit Realty Capital, Inc. together with its consolidated subsidiaries, including Spirit Realty, L.P.
Item 8.01. Other Events.
As previously disclosed on June 1, 2020, in connection with various investor meetings, the Company provided an update on the impact of
COVID-19
on its business as of May 28, 2020. All information is as of such date unless otherwise indicated.
As of May 28, 2020, we have collected approximately 73% of April 2020 base rent, including from nine of our top 10 tenants, representing 90.3% of top 10 tenant rent, and 17 of our top 20 tenants, representing 86.1% of top 20 tenant rent. In addition, as of such date, we have collected 65% of May 2020 base rent, including from seven of our top 10 tenants, representing 68.6% of top 10 tenant rent, and 15 of our top 20 tenants, representing 72.2% of top 20 tenant rent. Overall, we have received 69.4% of combined April 2020 and May 2020 base rent. We define “base rent” as monthly contractual cash rent, excluding percentage rents, from our owned properties recognized during the month.
As of May 28, 2020, tenants in the retail sector represented 80.7% of combined April 2020 and May 2020 base rent, and we collected 68.2% of April 2020 base rent and 58.6% of May 2020 base rent, for a total of 63.4% of combined April 2020 and May 2020 base rent collected, and we deferred 25.0% of combined April 2020 and May 2020 base rent for retail tenants. Of the industries particularly challenged by
COVID-19,
as of such date, tenants in the movie theater industry represented 5.6% of combined April 2020 and May 2020 base rent, tenants in the health and fitness industry represented 7.3% of combined April 2020 and May 2020 base rent and tenants in the entertainment industry represented 3.7% of combined April 2020 and May 2020 base rent.
As of May 28, 2020, tenants in the industrial sector represented 11.6% of combined April 2020 and May 2020 base rent, and we collected 94.6% of April 2020 base rent and 96.8% of May 2020 base rent, for a total of 95.7% of combined April 2020 and May 2020 base rent collected, and we deferred 2.9% of combined April 2020 and May 2020 base rent for industrial tenants. As of such date, tenants in the office and other sector represented 7.7% of combined April 2020 and May 2020 base rent, and we collected 96.0% of April 2020 base rent and 89.2% of May 2020 base rent, for a total of 92.6% of combined April 2020 and May 2020 base rent collected, and we deferred 0.9% of combined April 2020 and May 2020 base rent for such office and other tenants.
As of May 28, 2020, tenants that are public companies (or subsidiaries or affiliates of public companies) represented 48.7% of combined April 2020 and May 2020 base rent, and we collected 84.4% of April 2020 base rent and 82.6% of May 2020 base rent, for a total of 83.5% of combined April 2020 and May 2020 base rent collected. As of such date, tenants that are portfolio companies of private equity firms represented 27.8% of combined April 2020 and May 2020 base rent, and we collected 63.7% of April 2020 base rent and 43.3% of May 2020 base rent, for a total of 53.5% of combined April 2020 and May 2020 base rent collected.
In addition, as of May 28, 2020, we have granted rent deferral requests for tenants representing approximately 20.6% of combined April 2020 and May 2020 base rent. Such rent deferrals generally defer rent payments from one to six months, with an average deferral period of 2.7 months, and require the tenant to repay the deferred rent within an average of 11.2 months beginning October 2020. Tenants representing 9.3% of combined April 2020 and May 2020 base rent paid April 2020 rent but deferred May 2020 rent, while tenants representing 2.2% of combined April 2020 and May 2020 base rent deferred April 2020 rent and paid May 2020 rent. We expect to grant additional deferrals to tenants representing 4.1% of combined April 2020 and May 2020 base rent. In addition, we have granted abatements of rent to tenants representing 1.1% of combined April 2020 and May 2020 base rent in exchange for extended lease terms. Although we are and will continue to be actively engaged in rent collection efforts related to uncollected rent, as well as working with certain tenants who have requested rent deferrals, we can provide no assurance that such efforts or our efforts in future periods will be successful, particularly in the event that the
COVID-19
pandemic and restrictions intended to prevent its spread continue for a prolonged period.

As of May 28, 2020, tenants representing 70.9% of combined April 2020 and May 2020 base rent were located in states we consider open. We categorize a state as “open” once its stay-at-home
order lifts, or reopening is permitted in at least one major sector (restaurants, retail stores or personal care businesses) or once reopening is permitted in a combination of smaller sectors. A state categorized as “open” may not permit the business of all our tenants in such state, and restrictions on such tenants and their ability to operate their business may continue to be significant. That our tenants operate in a state we categorize as “open” may not be indicative of the ability or willingness of such tenants to pay rent on a timely basis or at all.
As of May 28, 2020, tenants representing 75.8% of base rent were fully open, 10.0% were partially open and 14.2% were closed, compared to 62.9% fully open, 10.2% partially open and 26.9% closed as of April 13, 2020. As of May 28, 2020, retail tenants representing 70.4% of base rent within the retail industry were fully open, 12.3% were partially open and 17.3% were closed, compared to 55.3% fully open, 12.7% partially open and 32.0% closed as of April 13, 2020. As of May 28, 2020, 100.0% of industrial tenants were fully open, compared to tenants representing 93.2% of base rent fully open and 6.8% closed as of April 13, 2020. As of April 13, 2020 and May 28, 2020, office and other tenants representing 97.7% of base rent within the office and other industry were fully open and 2.3% were closed. We consider a property to be “fully open” when inside sales exist, and to be “partially open” if sales are limited to outside of the store.
Special Note Regarding Forward-looking Statements
This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this current report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.
Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•	industry and economic conditions;

•	volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index;

•	our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments;

•	the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers;

•	our ability to diversify our tenant base

•	the nature and extent of future competition;

•	increases in our costs of borrowing as a result of changes in interest rates and other factors;

•	our ability to access debt and equity capital markets;

•	our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

•	our ability and willingness to renew our leases upon expiration and to reposition our properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or we exercise our rights to replace existing tenants upon default;

•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us or our major tenants;

•	our ability to manage our expanded operations;

•	our ability and willingness to maintain our qualification as a real estate investment trust;

•	our ability to manage and liquidate the remaining SMTA Liquidating Trust assets;

•	the impact on our business and those of our tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and

•	other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters.

The factors included in this current report are not exhaustive and additional factors could adversely affect our business and financial performance. For additional information about the potential impact of the
COVID-19
pandemic and restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and make distributions to our stockholders, see the information included under the caption “Risk Factors” in our Annual Report on Form
10-K
for the year ended December 31, 2019 and in our Quarterly Report on Form
10-Q
for the quarter ended March 31, 2020. All forward-looking statements are based on information that was available, and speak only, to the date on which they were made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June
5
, 2020

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT REALTY, L.P.,

By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President, Chief Financial Officer and Treasurer